EXHIBIT 10.33
13,000,000 Shares of
PETROHAWK ENERGY CORPORATION
Common Stock
PLACEMENT AGREEMENT
January 25, 2006
Lehman Brothers Inc.
Friedman, Billings, Ramsey & Co., Inc.
c/o Lehman Brothers Inc.
745 Seventh Avenue, Third Floor
New York, New York 10019
Ladies and Gentlemen:
     Petrohawk Energy Corporation, a Delaware corporation (the “Company”) proposes, upon the terms and conditions set forth herein, to issue and sell to certain purchasers (each a “Purchaser” and, collectively, the “Purchasers”), pursuant to the terms of this Placement Agreement (this “Agreement”), an aggregate of 13,000,000 shares (the “Stock”) of the Company’s common stock, par value $.001 per share (the “Common Stock”).
     Lehman Brothers Inc. (“Lehman”) and Friedman, Billings, Ramsey & Co., Inc. (together with Lehman, the “Placement Agents”), will act as placement agents to solicit offers in connection with the Company’s offer and sale to certain (i) Accredited Investors (as such term is defined in Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) non-United States persons pursuant to offers and sales of the Stock that occur outside the United States (“Non-US Persons”) within the meaning of Regulation S (“Regulation S”) under the Securities Act, in each case, as set forth in the Private Placement Memorandum (as defined herein) under the heading “Private Placement.” The offer and sale of the shares described in the first sentence of this paragraph is referred to herein as the “Private Placement.”
     The offer and sale of the Stock to the Accredited Investors and the Non-US Persons will be made without registration under the Securities Act, and the rules and regulations (the “Securities Act Rules”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder.
     The Company has prepared a preliminary private placement memorandum, dated January 11, 2006 (the “Preliminary Private Placement Memorandum”), and the Company hereby agrees to prepare prior to close of business on the business day immediately following the execution and delivery of this Agreement in a form approved by the Placement Agents, a final private placement memorandum (the “Private Placement Memorandum”), in each case, setting forth information regarding the Company, its subsidiaries (as defined in Section 16) and the Stock, and to make no further amendment or supplement prior to the Closing Date except as provided herein. The Company hereby confirms that it has authorized the use of the Private Placement Memorandum by the Placement Agents in connection with the Private Placement.

     Holders (including subsequent transferees) of the Stock will have the registration rights set forth in the form of registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) among the Company and the Placement Agents to be dated as of the Closing Date (as defined below), for so long as such Stock constitutes “Registrable Securities” (as defined in the Registration Rights Agreement). Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, a shelf registration statement (the “Registration Statement”) on Form S-3 or such other appropriate form pursuant to Rule 415 under the Securities Act registering the offer and resale by holders of Stock constituting Registrable Shares, and to use its reasonable best efforts to cause any such registration statement to become effective.
     1. Representations and Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Placement Agents and the Purchasers that:
     (a) No order or decree preventing the use of the Preliminary Private Placement Memorandum or the Private Placement Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.
     (b) The Preliminary Private Placement Memorandum as of the date hereof does not, and the Private Placement Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Private Placement Memorandum or the Private Placement Memorandum in reliance upon and in conformity with written information furnished to the Company by either Placement Agent specifically for inclusion therein.
     (c) All documents (the “Exchange Act Reports”) filed by the Company under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.
     (d) The documents incorporated by reference in the Preliminary Private Placement Memorandum did not, and any further documents filed and incorporated by reference in the Private Placement Memorandum will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) The Company has furnished to the Purchasers all of the information specified in, and meeting the requirements of, Rule 502(b)(2)(ii) under the Securities Act.
     (f) Assuming the Placement Agents’ representations and warranties in Section 2 are true, the Private Placement is exempt from the registration requirements of the Securities Act.

     (g) No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its affiliates or representatives (other than the Placement Agents and their respective affiliates and representatives, as to whom the Company makes no representation) in connection with the offer and sale of the Stock.
     (h) During the six-month period preceding the date of the Private Placement Memorandum, neither the Company, nor any of its subsidiaries, or any of their respective officers and directors, has, whether directly or through any agent or person acting on behalf of the Company (other than the Placement Agents): (i) offered Stock or any other securities convertible into or exchangeable or exercisable for Stock in a manner in violation of the Securities Act or Securities Act Rules, (ii) distributed any other offering material in connection with the offer and sale of the Stock, other than the Marketing Materials (as defined below) and as described in or incorporated by reference in the Private Placement Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the Private Placement in a manner that would require the registration of the offer or sale by the Company of the Stock under the Securities Act.
     (i) The Registration Rights Agreement will conform in all material respects to the summary description thereof in the Private Placement Memorandum.
     (j) Each of the Company and its subsidiaries has been duly organized, is validly existing and is in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to cause, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all corporate or other power and authority necessary to own or hold its properties and to conduct its business in all material respects as described in or incorporated by reference in the Private Placement Memorandum. The Company does not own or control, directly or indirectly, any corporation, partnership, company, association or other entity other than the subsidiaries listed in Schedule 1 attached to this Agreement. None of the subsidiaries of the Company (other than Petrohawk Operating Company, Petrohawk Holdings, LLC and Petrohawk Properties, LP) (collectively, the “Significant Subsidiaries”) is a “significant subsidiary” (as defined in Rule 405 of the Securities Act Rules).
     (k) The Company has an authorized capitalization as set forth in or incorporated by reference in the Private Placement Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in or incorporated by reference in the Private Placement Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in or incorporated by reference in the Private Placement Memorandum and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each of its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as set forth in or incorporated by reference in the Private Placement Memorandum and those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (l) The shares of the Stock to be issued and sold by the Company to the Purchasers hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in or incorporated by reference in the Private Placement Memorandum, assuming the accuracy of the representations and warranties in Section 2, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
     (m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Placement Agents) will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.
     (o) The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the consummation of the transactions contemplated hereby and thereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Private Placement Memorandum and the compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or the charter, by-laws, partnership agreement, limited liability company agreement or similar organizational documents of any of its subsidiaries or (iii) result in any violation of any statute (assuming the accuracies of the representations set forth in Section 2) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets which conflicts, breaches, violations or defaults, in the case of clause (i) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Company to perform its obligations under this Agreement.
     (p) Assuming the accuracy of the representations set forth in Section 2, no consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property or assets (each, a “Consent”) is required for the execution, delivery and performance of this Agreement or the Registration Rights Agreement by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Private Placement Memorandum, except for (i) such Consents as may be required under state securities or Blue Sky laws or foreign laws or (ii) in the case of the consummation of the transactions contemplated by the Registration Rights Agreement, for registration of the offer and resale of the Stock under the Securities Act and under the rules of the National Association of Securities Dealers, Inc. with respect to the purchase and distribution of the Stock by underwriters in connection therewith. Except as described in or incorporated by reference in the Private Placement Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Private Placement Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as could not reasonably be expected to have a Material Adverse Effect; and except as set forth in the Private Placement Memorandum, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, except as could not reasonably be expected to have a Material Adverse Effect.

     (r) Since the date as of which information is given in the Private Placement Memorandum and except as may otherwise be described in the Private Placement Memorandum, including the documents incorporated by reference therein as of the date hereof, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
     (s) The historical financial statements (including the related notes and supporting schedules) included in the Private Placement Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein.
     (t) The pro forma financial information and operating data included or incorporated by reference in the Private Placement Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Private Placement Memorandum.
     (u) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Private Placement Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Securities Act Rules; and each of KPMG LLP, Ernst & Young LLP and Hein & Associates LLP, whose reports appear in the Private Placement Memorandum or are incorporated by reference therein, were independent public accountants as required by the Securities Act and the Securities Act Rules during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Private Placement Memorandum.
     (v) Netherland Sewell & Associates, Inc. (the “Reservoir Engineer”), whose report appears in the Private Placement Memorandum or is incorporated by reference therein and who has delivered the letter referred to in Section 7(i) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.
     (w) The information underlying the estimates of the Company’s proved reserves that was supplied to the Reservoir Engineer for the purposes of preparing the independent reserve reports and estimates of the proved reserves of the Company disclosed in the Private Placement Memorandum or incorporated by reference therein (such estimates, the “Audited Reserve Estimates”) and the Company’s internal estimates of its proved reserves which are disclosed in the Private Placement Memorandum (such internal estimates, the “Unaudited Reserve Estimates”), including, production, costs of operation, and, to the Company’s knowledge, future operations and sales of production, were true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Private Placement Memorandum, the Company is not aware of any facts or circumstances that would result in a materially adverse change in their reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Private Placement Memorandum and as reflected in the reserve reports prepared by the Reservoir Engineer or in the Unaudited Reserve Estimates; the Audited Reserve Estimates and Unaudited Reserve Estimates and present value as described in the Private Placement Memorandum and reflected in the reserve report referenced therein have been prepared in a manner that complies with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
     (x) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Stock and upon application of the proceeds as described under the caption “Use of Proceeds” in the Private Placement Memorandum will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
     (y) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (z) No relationship, direct or indirect, that would be required to be described in a Company registration statement pursuant to Item 404 of Regulation S-K or otherwise exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is not described in or incorporated by reference in the Private Placement Memorandum.
     (aa) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.
     (bb) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained, in all material respects, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (cc) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (dd) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ff) The Company and each of its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Private Placement Memorandum, except for any Permit which if not obtained could not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

     (gg) The Company and each of its Significant Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as presently conducted and have no reason to believe that the conduct of their respective businesses will in any material respect conflict with, and have not received any notice of any claim of conflict with, any such rights of others in any material respect.
     (hh) The Company and each of its Significant Subsidiaries have (i) legal, valid and defensible title to the interests in its natural gas and oil properties underlying the Company’s estimates of its net proved reserves contained in the Private Placement Memorandum, (ii) good and marketable title in fee simple to all real property and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Private Placement Memorandum and except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.
     (ii) The Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health and safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Private Placement Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.
     (jj) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (mm) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
     (nn) The statements set forth under the captions “Material United States Federal Tax Considerations for Non-United States Holders”, “Business and Properties”, “The North Louisiana Acquisitions”, “Certain Relationships and Related Transactions”, “Registration Rights” and “Private Placement,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
     (oo) Except as disclosed in the Private Placement Memorandum, the Company and its subsidiaries have insurance covering the properties, operations, personnel and businesses of the Company and its subsidiaries, which insurance is in amounts and insures against such losses and risks as are customary in the oil and gas industry; and neither the Company nor any subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (pp) Any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Placement Agent and the Purchasers.
     2. Representations, Warranties and Agreements of the Placement Agents. Each Placement Agent hereby represents and warrants to the Company and to each other that such Placement Agent:
     (a) has not solicited and will not solicit offers or sales of the Stock on behalf of the Company except in accordance with this Agreement and on the terms contemplated by the Private Placement Memorandum;
     (b) has not, nor has any of its Affiliates (as such term is defined in Regulation D), nor has any person acting on their behalf, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising);
     (c) has not, nor has any of its Affiliates, nor has any person acting on their behalf, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Stock under the Securities Act;
     (d) has not distributed and will not distribute any offering materials in connection with the Private Placement of the Stock other than the Preliminary Private Placement Memorandum, the Private Placement Memorandum, the Marketing Materials and such additional material as may be furnished to the Placement Agents specifically by the Company for such purpose; and
     (e) is registered as a broker-dealer under the Exchange Act and is a member in good standing of the National Association of Securities Dealers, Inc.
     3. Private Placement of Securities. On the basis of the representations, warranties and agreements contained in, and subject to the conditions of this Agreement, the Company and the Placement Agents agree as follows:
     (a) The Company shall offer and sell the Stock to Purchasers who have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Private Placement Memorandum as Annexes A, B and C, as applicable (each a “Subscription Agreement”). The Stock will be sold by the Company pursuant to this Agreement at a price equal to $14.50 per share (the “Purchase Price”). The Placement Agents shall have no liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to purchase any Stock for its own account and, in soliciting purchases of the Stock, the Placement Agents shall act solely as the Company’s agent and not as principal.

     (b) As compensation for the services to be provided by the Placement Agents in connection with the Private Placement, the Company shall pay to the Placement Agents on the Closing Date an amount equal to $0.595 for each share of the Stock sold at such time (the “Placement Fee”), with each Placement Agent receiving an amount equal to 50% of the Placement Fee.
     (c) The Placement Agents shall be the sole agents of the Company in connection with the Private Placement and in such capacity may arrange for the private offer and sale of the Stock by the Company under restrictions and other circumstances designed to preclude a distribution of the Stock that would require registration of the Stock under the Securities Act. Offers for the purchase of the Stock may be solicited solely by the Placement Agents, as agents for the Company, at such times and in such amounts as the Placement Agents deem advisable.
     (d) Offers by the Placement Agents on behalf of the Company shall be made only to Accredited Investors and Non-US Persons (which may include affiliates of the Placement Agents) with whom a Placement Agent has an existing relationship. The Placement Agents will not engage in a general solicitation or utilize general advertising within the meaning of Regulation D in connection with the offering of the Stock.
     (e) Prior to the earlier of the date on which this Agreement is terminated and the Closing Date, neither the Company nor any other person or entity on behalf of the Company shall, without the prior consent of the Placement Agents, solicit or accept offers to purchase Stock (other than pursuant to the exercise of options or warrants or convertible securities evidencing the right to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents.
     (f) The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part and any such rejection shall not be deemed a breach of its agreements contained herein. The Placement Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase the Stock received by them, in whole or in part, and any such rejection shall not be deemed a breach of their agreements contained herein.
     (g) Concurrently with the execution and delivery of this Agreement, the Placement Agents and The Bank of New York, as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Purchasers (the “Escrow Account”). Prior to the Closing Date each of the Purchasers will deposit in the Escrow Account an amount equal to the Purchase Price multiplied by the number of shares of Stock to be purchased by such Purchaser (the “Escrow Funds”).
     (h) As compensation for services rendered, on the Closing Date a cash amount equal to the aggregate Placement Fee plus the expenses which the Company has agreed to reimburse hereunder shall be released to the Placement Agents directly out of the Escrow Account.

     (i) The Company shall sell the Stock only to persons that have provided the Company a fully completed and executed Subscription Agreement in the form of Annex A, B or C, as applicable, to the Private Placement Memorandum.
     (j) No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, and from which it has received payment for such Stock, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, as the case may be.
     (k) The Stock may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Stock is registered under the Securities Act or if an exemption from registration is available. The Private Placement Memorandum shall state that the offer and sale of the Stock has not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Stock or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Stock and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Stock may be made by a purchaser of such Stock except as follows:
     (i) to the Company or any subsidiary thereof,
     (ii) pursuant to offers and sales that occur outside of the United States within the meaning of Regulation S under the Securities Act,
     (iii) pursuant to a registration statement that has been declared effective under the Securities Act,
     (iv) to an Accredited Investor that is acquiring the Stock for his, her or its own account or an investment adviser who is acquiring the Stock for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or
     (v) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.
     (l) The Company shall take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Common Stock or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Stock has been completed (as notified to the Company by the Placement Agents), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Stock in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales of Common Stock hereunder pursuant to Regulation D.

     4. Payment and Delivery. The closing of the Private Placement shall be held at the Houston office of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 at 10:00 a.m., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be agreed upon by the Placement Agents and the Company. The date and time at which payment and delivery are actually made is hereinafter sometimes referred to as the “Closing Date”. On the Closing Date, subject to the satisfaction of the closing conditions set forth herein, the Placement Agents shall cause to be released from the Escrow Account to an account of the Company designated to the Placement Agents in writing, by wire transfer of immediately available funds, the aggregate Purchase Price for the Stock received prior to the Closing Date (net of an amount equal to the aggregate Placement Fee and the fees and expenses which the Company has agreed to reimburse hereunder) against the Company’s irrevocable instruction to its transfer agent to deliver certificates of Stock to each Purchaser.
     5. Covenants of the Company. The Company agrees with the Placement Agents that:
     (a) The Company shall furnish to the Placement Agents, without charge, such number of copies of the Preliminary Private Placement Memorandum and the Private Placement Memorandum and any amendment or supplement thereto as the Placement Agents may reasonably request.
     (b) The Company shall not make any amendment or supplement to the Preliminary Private Placement Memorandum or the Private Placement Memorandum of which the Placement Agents shall not previously have been advised or to which the Placement Agents shall reasonably object after being so advised.
     (c) If, at any time prior to completion of the distribution of the Stock, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Placement Agents, should be set forth in the Private Placement Memorandum so that the Private Placement Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to supplement or amend the Private Placement Memorandum in order to comply with any law, the Company shall forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Placement Agents a reasonable number of copies thereof.
     (d) The Company shall cooperate with the Placement Agents and with their counsel in connection with the qualification of the offering and sale of the Stock under the securities or Blue Sky laws of such jurisdictions as the Placement Agents may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Stock, in any jurisdiction where it is not now so subject.

     (e) Neither the Company nor any of its Affiliates shall solicit any offer to buy or offer to sell the Stock by means of any form of general solicitation or general advertising (within the meaning of Regulations D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).
     (f) Until the third anniversary of the Closing Date, the Company shall furnish to the holders of the Stock (i) as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, (ii) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the date of the Private Placement Memorandum), will make available to its securityholders consolidated summary financial information of the Company and each of its subsidiaries for such quarter in reasonable detail prepared, in each case, in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to companies whose shares are registered under Section 12(g) of the Exchange Act; provided, however, that for so long as the Company shall file Exchange Act Reports in accordance with the rules and regulations under the Exchange Act, the Company will be deemed to have satisfied the covenant in this Section 5(e) if the information required to be furnished hereunder is included in any Exchange Act Reports.
     (g) Until the third anniversary of the Closing Date, the Company shall furnish to the Placement Agents (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or regulatory body, which obligation shall be deemed satisfied if an electronic copy of each such report is publicly available for a reasonable period of time after the date of any such mailing or filing (ii) from time to time such other information concerning the Company as the Placement Agents may reasonably request, and (iii) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request by the Placement Agents or any holder of such Stock, the information specified in Rule 144A(d)(4) under the Securities Act.
     (h) The Company shall apply the net proceeds from the sale of the Stock to be sold by the Company substantially in accordance with the description set forth in the Private Placement Memorandum under the caption “Use of Proceeds.”
     (i) Except as stated in this Agreement and in the Private Placement Memorandum, neither the Company nor any of its Affiliates shall take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Stock.

     (j) Prior to the Closing Date, the Company shall not, and the Company shall not permit any subsidiary to, issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior consent of the Placement Agents, unless in the judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law.
     (k) Prior to the Closing Date, the Company shall promptly disclose to the Placement Agents in writing any information that gives the Company any reason to believe that any of the conditions set forth in Section 7 will not be satisfied as of the Closing Date.
     (l) The Company shall supply the Placement Agents with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with or with respect to the Private Placement, if any.
     (m) For a period beginning on the date hereof and ending on the date 30 days after the date the Registration Statement is declared effective (the “Lock-Up Period”), the Company shall not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Placement Agents, which consents shall not be unreasonably withheld; provided, however, that, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Placement Agents waive such extension in writing.
     (n) The Company shall cause each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Placement Agents, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit C-1 hereto (the “D&O Lock-Up Agreements”), and cause each stockholder of the Company set forth on Schedule 2 hereto to furnish to the Placement Agents, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit C-2 hereto (together with the D&O Lock-Up Agreements, the “Lock-Up Agreements”).

     (o) The Company shall furnish to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request and shall do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and satisfy all conditions precedent to the Placement Agents’ obligations hereunder.
     6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation and printing of the Preliminary Private Placement Memorandum and the Private Placement Memorandum (including all annexes thereto) and any amendment or supplement thereto; (c) the distribution of the Preliminary Private Placement Memorandum and the Private Placement Memorandum (including any exhibits thereto) and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Registration Rights Agreement, any supplemental agreement among Placement Agents, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the qualification of the Stock for offer and sale under the securities laws of the several jurisdictions and the determination of its eligibility for investment under state law (including any filing fees and the reasonable legal fees and other disbursements of the Placement Agents); (f) the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Placement Agents); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (h) the reasonable out-of-pocket expenses incurred by the Placement Agents in connection with their services under this Agreement (including the fees and disbursements of the Placement Agents’ legal counsel and external advisors); and (i) all other costs and expenses incident to the performance of the obligations of the Company.
     7. Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents to privately place the Stock pursuant to this Agreement are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company in all material respects to the extent not otherwise qualified by materiality, and in all respects to the extent qualified by materiality, of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) No order or decree preventing the use of the Preliminary Private Placement Memorandum or the Private Placement Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued and no proceeding for that purpose shall have commenced or is pending or, to the knowledge of the Company, is contemplated.

     (b) The Placement Agents shall not have discovered and disclosed to the Company that the Private Placement Memorandum or any amendment or supplement thereto contains an untrue statement of fact, which in the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Placement Agents, is material or omits to state a fact which, in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Rights Agreement, and the Private Placement Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Thompson & Knight LLP shall have furnished to the Placement Agents its written opinion, as counsel to the Company, addressed to the Placement Agents and dated the Closing Date, substantially in the form of Exhibit D hereto.
     (e) The Placement Agents shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Stock, the Private Placement Memorandum and other related matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) At the time of execution of this Agreement, the Placement Agents shall have received from each of Deloitte & Touche LLP, KPMG LLP and Hein & Associates a letter, in form and substance reasonably satisfactory to the Placement Agents, addressed to the Placement Agents and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Private Placement Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) With respect to the letters of Deloitte & Touche LLP, KPMG, LLC and Hein & Associates referred to in the preceding paragraph and delivered to the Placement Agents concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Placement Agents a letter (the “bring-down letter”) of such accountants, addressed to the Placement Agents and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the

Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Private Placement Memorandum, as of a date not more than five days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (h) Except as described in the Private Placement Memorandum, neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Private Placement Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there shall not have been any change in the stockholders’ equity or long-term debt of the Company or any subsidiary that, and no event or events shall have occurred that, and no circumstance shall have become known that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
     (i) The Placement Agents shall have received from the Reservoir Engineer letters dated, respectively, as of the date hereof and the Closing Date, addressed to the Placement Agents and in form and substance satisfactory to the Placement Agents.
     (j) The Placement Agents shall receive a certificate of the Secretary of the Company certifying (i) the Certificate of Incorporation of the Company and any amendments thereto, (ii) the Bylaws of the Company and any amendments thereto, (iii) that all corporate action has been taken on the part of the Company necessary to authorize the execution and delivery of the Agreement, the Registration Rights Agreement and the other offering documents and the transactions contemplated herein and therein, (iv) resolutions of the Board of Directors of the Company approving the original issuance and sale of the Stock to the Purchasers, and (v) a specimen common stock certificate.
     (k) The Placement Agents shall have received a certificate from the Company, dated as of the Closing Date, signed by its Chief Executive Officer and Chief Financial Officer on behalf of the Company stating, as applicable, that:
     (i) the representations and warranties of the Company (after giving effect to all qualifiers therein) are true and correct as if made on and as of such date (other than to the extent any such representation or warranty is made expressly as of a certain date), and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date;
     (ii) they have carefully examined the Private Placement Memorandum and, in their opinion, the Private Placement Memorandum, as of its date, did not, and, as of such date, does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except that such representation and warranty shall not apply to statements in or omissions from the Private Placement Memorandum made in reliance upon and in conformity with information relating to the Placement Agents furnished to the Company in writing by or on behalf of the Placement Agents expressly for use therein; and
     (iii) the issuance and sale of the Stock by the Company hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.
     (l) The Company shall have furnished to the Placement Agents a certificate, dated the date of such Delivery Time, of its Secretary certifying as of the Closing Date as to the incumbency and signatures of the officers or representatives of such entity authorized to sign this Agreement and the other documents delivered hereunder, together with evidence of the incumbency of such Secretary.
     (m) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Private Placement Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) except as described in the Private Placement Memorandum, since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Private Placement Memorandum.
     (n) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Rules and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Placement Agents, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Stock; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agents, impracticable or inadvisable to proceed with offering or delivery of the Stock being delivered on the Closing Date or that, in the judgment of the Placement Agents, would materially and adversely affect the financial markets or the markets for the Stock and other equity securities.
     (p) The Company shall have executed and delivered the Registration Rights Agreement, and the Placement Agents shall have received an original copy thereof, duly executed by the Company.
     (q) The Company and EnCap Investments, L.P. and each of its affiliates which hold of record or beneficially own shares of Common Stock (collectively, “EnCap”) shall have executed and delivered a stock purchase agreement (the “EnCap Purchase Agreement”), pursuant to which the Company shall have agreed to repurchase, and EnCap shall have agreed to sell, all of such shares of Common Stock held by EnCap (the “EnCap Share Repurchase”); and the Placement Agents shall have received a true, correct and complete of the EnCap Purchase Agreement, certified as to authenticity by an authorized officer of the Company.
     (r) The borrowing base under that certain senior revolving credit agreement, dated November 23, 2004 (the “Revolving Credit Agreement”), among the Company, the lenders from time to time party thereto, BNP Paribas, as administrative agent, Fleet National Bank, as syndication agent, and Fortis Capital Corp., U.S. Bank National Association and Key Bank, National Association as co-documentation agents, shall have been redetermined by the Lenders to be an amount equal to at least $350 million; and the Placement Agents shall have received a true, correct and complete copy of the notice of such redetermination from BNP Paribas, certified as to authenticity by an authorized officer of the Company.
     (s) The Company shall have received a written consent under the Revolving Credit Agreement from the “Majority Lenders” (as such term is defined therein) to the EnCap Share Repurchase; and the Placement Agents shall have received a true, correct and complete of such consent, certified as to authenticity by an authorized officer of the Company.
     (t) The Company shall have received a written consent under that certain Second Lien Term Loan, dated November 23, 2004, among the Company, the lenders from time to time party thereto, and BNP Paribas, as administrative agent, from the “Majority Lenders” (as such term is defined therein) to the EnCap Share Repurchase; and the Placement Agents shall have received a true, correct and complete of such consent, certified as to authenticity by an authorized officer of the Company.

     (u) The Lock-Up Agreements among the Placement Agents and the officers, directors and stockholders of the Company set forth on Schedule 2 delivered to the Placement Agents on or before the date of this Agreement shall be in full force and effect on such Delivery Date.
     (v) In the event the number of shares of Common Stock to be repurchased by the Company from EnCap on the Closing Date shall be reduced to a number of shares equal to or less than 75% of the shares of Common Stock held of record or beneficially owned by EnCap as of the close of business on the business day immediately preceding the Closing Date, the Company shall have caused EnCap to furnish to the Placement Agents, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit C-2 hereto, and such letter or letters shall be in full force and effect on the Closing Date.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.
     8. Indemnification and Contribution.
     (a) The Company hereby agrees to indemnify and hold harmless the Placement Agents, their respective directors, officers and employees and each person, if any, who controls a Placement Agent within the meaning of Section 15 of the Securities Act (each a “Placement Agent Indemnified Party”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the offer and sale of the Stock), to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Private Placement Memorandum or Private Placement Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically, (ii) the omission or alleged omission to state in any Preliminary Private Placement Memorandum or Private Placement Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Placement Agents in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction (or an arbitrator in the event the parties agree to submit to binding arbitration; provided that nothing in this Agreement shall require any party to agree to participate in or be bound by any arbitration proceedings) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Placement Agents through its gross negligence or willful misconduct), and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Private Placement Memorandum or Private Placement Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning the Placement Agents furnished to the Company through the Placement Agents by or on behalf of the Placement Agents specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Placement Agent Indemnified Party.
     (b) Each Placement Agent, severally and not jointly, shall indemnify and hold harmless the Company and its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each a “Seller Indemnified Party”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Seller Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Private Placement Memorandum or Private Placement Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Private Placement Memorandum or Private Placement Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Placement Agents furnished to the Company by or on behalf of the Placement Agents specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Placement Agents may otherwise have to any Seller Indemnified Party.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Placement Agents shall have the right to employ counsel to represent the Placement Agents and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Placement Agents against the Company under this Section 8 if, (i) the Company and the Placement Agents shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Placement Agents; (iii) the Placement Agents and their respective directors, officers, employees and controlling persons shall have reasonably conclude, based on advice of counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Placement Agents or their respective directors, officers, employees or controlling persons, on the one hand, and the Company on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, from the offering of the Stock or

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock in the Private Placement (before deducting expenses) received by the Company, on the one hand, and the total fees received by the Placement Agents with respect to the Stock offered and sold in the Private Placement, on the other hand, bear to the total gross proceeds from the offering of the Stock in the Private Placement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the aggregate Placement Fee paid to the Placement Agents exceeds the amount of any damages that the Placement Agents have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective obligations and not joint.
     (e) The Placement Agents severally confirm and the Company acknowledges and agrees that the statements in the third paragraph appearing under the caption “Private Placement” in, the Preliminary Private Placement Memorandum and the Private Placement Memorandum are correct and constitute the only information furnished in writing to the Company by or on behalf of the Placement Agents specifically for inclusion in any Private Placement Memorandum, Blue Sky Application, Marketing Materials or in any amendment or supplement thereto.
     9. Termination. The obligations of the Placement Agents hereunder may be terminated by the Placement Agents by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(h), 7(l) and 7(o) shall have occurred or if the Placement Agents shall decline to act as the placement agent to solicit offers in connection with the Private Placement of the Stock for any reason permitted hereunder.

     10. Reimbursement of Placement Agents’ Expenses. If the Company fails to tender the Stock for delivery in connection with the Private Placement for any reason not permitted under this Agreement, the Company shall reimburse the Placement Agents for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Placement Agents in connection with this Agreement and the proposed Private Placement, and upon demand the Company shall pay the full amount thereof to the Placement Agents.
     11. Research Independence. In addition, the Company acknowledges that the Placement Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Placement Agents’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agents’ investment banking divisions. The Company acknowledges that the Placement Agents are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
     12. No Fiduciary Duty. The Company acknowledges and agrees that in connection with the Private Placement or any other services the Placement Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and either Placement Agent, on the other, exists; (ii) neither Placement Agent is acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Placement Agents, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agents and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Placement Agents with respect to any breach of fiduciary duty in connection with the Private Placement.
     13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Placement Agents, shall be delivered or sent by mail, overnight delivery or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022 (Fax: (212) 520-0421); and

     (b) if to the Company, shall be delivered or sent by mail, overnight delivery or facsimile transmission to the address of the Company set forth in the Private Placement Memorandum Attention: Chief Financial Officer (Fax: (832)-204-2877);
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Placement Agents.
     14. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Placement Agents and the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Placement Agents and each person or persons, if any, who control either Placement Agent within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Placement Agents contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     15. Survival. The respective indemnities, covenants, representations, warranties and agreements of the Company and the Placement Agents contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     16. Definition of the Term “Business Day” and “subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act Rules.
     17. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
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     If the foregoing correctly sets forth the agreement between the Company and the Placement Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, PETROHAWK ENERGY CORPORATION
By:
Name:
Title:

Accepted and agreed to as of the date first above written:

LEHMAN BROTHERS INC.

By:

Name:
Title:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:

Name:
Title: